Exhibit 3.131

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

WSC Group, Inc.

Under Section 805 of the Business Corporation Law

WE, THE UNDERSIGNED, Andrew P. Bronstein and Lawrence A. Gross being respectively the Assistant Vice President, Assistant Secretary and the Assistant Vice President, Secretary of WSC Group, Inc. hereby certify:

1. The name of the corporation is WSC Group, Inc. The name under which the corporation was formed is WSC Merging Corp,

2. The certificate of incorporation of said corporation was filed by the Department of State on the 23rd day of January, 1996.

3. The certificate of incorporation is amended to effect the foregoing Article I, relating to the corporation’s name change to Wall Street Concepts Inc. from WSC Group, Inc. as follows:

“The name of the corporation is Wall Street Concepts Inc. (hereafter the Corporation).”

4. The amendment was authorized in the following manner:

Unanimous written consent of the board of directors followed by the unanimous written consent of the sole shareholder.

IN WITNESS WHEREOF, we have signed this certificate on the 9th day of December, 1997 and we affirm the statements contained therein as true under penalties of perjury.

WSC Group, Inc.

By:
Andrew P. Bronstein, Asst. Vice President, Asst. Secretary of WSC Group; Inc.

By:
Lawrence A. Gross •, Asst. Vice President, Secretary of WSC Group, Inc.

CERTIFICATE OF MERGER

OF

WSC GROUP, INC.

AND

WSC CONSULTING SERVICES, INC.

AND

WSC INVESTMENT SERVICES, INC.

AND

WSC MERGING CORP.

INTO

WSC MERGING CORP.

UNDER SECTION 904 OF THE NEW YORK BUSINESS CORPORATION LAW

It is hereby certified upon behalf of each of the constituent corporations herein named, as follows:

1. The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

2. The name of the domestic constituent corporation which is to be the surviving corporation, and which is hereinafter referred to as the “Surviving Corporation,” is WSC MERGING CORP. The date upon which its certificate of incorporation was filed by the Department of State is January 23, 1996.

3. The name of the other domestic constituent corporation, which is being merged into the Surviving Corporation, and which is hereinafter referred to as a “Merged Corporation,” is WSC INVESTMENT SERVICES, INC., and the name under which the corporation was formed is Wall Street Concepts, Inc. The date upon which its certificate of incorporation was filed by the Department of State is November 22, 1985.

4. The name of each of the foreign constituent corporations, which are being merged into the Surviving Corporation, and each of which are also hereinafter referred to as a “Merged Corporation,” are WSC GROUP, INC. and WSC CONSULTING SERVICES, INC. and the respective names under which the corporations were formed are Belvedere MicroSystems, Inc. and Belvedere Financial Systems, Inc. The jurisdiction of each of their incorporations is the Commonwealth of Massachusetts and the respective dates of their incorporations are January 25, 1984 and January 30, 1991.

The laws of the Commonwealth of Massachusetts permit a merger of the kind certified herein.

No Application for Authority in the State of New York of the foreign Merged Corporations to transact business as foreign corporations therein was filed by the Department of State of the State of New York.

5. As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series and the specification of the classes and series entitled to vote on the plan of merger as follows:

(a) WSC MERGING CORP. has 100 outstanding shares of Common Stock, without par value, all of which are entitled to vote.

(b) WSC INVESTMENT SERVICES, INC. has 100 outstanding shares of Common Stock with a par value of $.10 per share, all of which are entitled to vote.

(c) WSC GROUP, INC. has 1,050 outstanding shares of Common Stock, without par value, all of which are entitled to vote.

(d) WSC CONSULTING SERVICES, INC. has 100 outstanding shares of Common Stock, without par value, all of which are entitled to vote.

6. The merger herein certified was authorized in respect of the Surviving Corporation by the unanimous written consent of the holders of all outstanding shares of the Surviving Corporation entitled to vote on the plan of merger.

7. The following is a statement of any amendments or changes in the certificate of incorporation of the Surviving Corporation to be effected by the merger:

The certificate of incorporation of WSC MERGING CORP. shall he amended to change the name of the corporation. To accomplish said amendment, Article FIRST of the certificate of incorporation of the corporation relating to the name of the corporation shall be stricken out in its entirety and the following new Article FIRST shall be substituted in lieu thereof:

“FIRST: The name of the corporation is WSC GROUP, INC.”

8. The merger herein certified was authorized in respect of the Merged Corporations by the unanimous written consent of the respective holders-of all outstanding shares of the Merged Corporations entitled to vote on the plan of merger. Such consents comply with the requirements of the laws of the State of New York and the Commonwealth of Massachusetts.

9. The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations, and the shareholders of each of the constituent corporations have approved and authorized said plan of merger. The merger is permitted by the laws of the State of New York and the Commonwealth of Massachusetts and is in compliance therewith.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and arc true and correct.

Signed on January 26, 1996.

Joseph J. Nicholson,
President of WSC MERGING CORP.

Kim Tartaglia,
Secretary of WSC MERGING CORP.

Robert Michaels,
President of WSC INVESTMENT SERVICES, INC.

Robert Michaels,
Vice President of WSC GROUP, INC.

Illegible

Joseph J. Nicholson,
President of WSC CONSULTING SERVICES, INC.

Robert Michaels, Assistant-Secretary of
WSC CONSULTING SERVICES, INC.

CERTIFICATE OF INCORPORATION

OF

WSC MERGING CORP.

Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

FIRST: The name of the corporation is:

WSC MERGING CORP.

SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

THIRD: The number of shares which the corporation shall have the authority to issue is: Twenty-five hundred (2500) at no par value.

FOURTH: The principal office of the corporation is to be located in the County of New York, State of New York.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

c/o: The Corporation

90 Broad Street 15th Floor

New York, NY 10004

The undersigned incorporator is of the age of eighteen years or older.

IN WITNESS WHEREOF, this certificate has been subscribed this 22nd day of January, 1996 by the undersigned who affirms that the statements made herein are true under penalties of perjury.

500 Central Avenue, Albany, NY 12210
Bonnie H Yerry	Address
Incorporator